Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  August 16, 2011

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by us on August 22, 2011 (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”).  The sole purposes of this amendment are to (i) disclose, as required by SEC regulations, our decision regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers and (ii) correct the first sentence of the report that states the incorrect date of the Annual Meeting of Stockholders of Rick's Cabaret International, Inc.  Other than correcting the date of the meeting, no changes have been made to the Original Report.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As reported in the Original Report, at the Annual Meeting of Stockholders held on August 16, 2011, we allowed stockholders to vote, on an advisory basis, whether advisory votes on executive compensation should occur every one, two or three years.  The greatest number of votes cast (2,264,225) by stockholders were voted in favor of holding future advisory votes on executive officer compensation every three years.  In light of this result, our Board of Directors has decided that future advisory votes on named executive officer compensation will be held every three years until the next stockholder advisory vote on the frequency of such votes, which in accordance with applicable regulations, will occur no later than our Annual Meeting held in 2017.

The Original Report inadvertently states that we held our Annual Meeting of Stockholders on May 11, 2011.  The Original Report is amended to state that we held our Annual Meeting of Stockholders on August 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: January 3, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer